UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐   Soliciting Material Pursuant to §240.14a-12

ALLIANCE BANKSHARES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement dated May 30, 2008 to Proxy Statement dated April 29, 2008
ALLIANCE BANKSHARES CORPORATION
14200 Park Meadow Drive, Suite 200S
Chantilly, Virginia 20151
      The 2008 Annual Meeting of Shareholders of Alliance Bankshares Corporation (“Bankshares”) will be held at the Hyatt Dulles, 2300 Dulles Corner Boulevard, Herndon, Virginia on Thursday, June 19, 2008 at 9:30 a.m.
      We are providing this supplement to the accompanying proxy statement to correct the following dates: (1) the approximate mailing date of the proxy statement, notice, proxy card and annual report, (2) the deadline for shareholders to nominate directors for election at the 2009 annual meeting, (3) the deadline for shareholders to submit proposals for inclusion in Bankshares’ proxy statement for the 2009 annual meeting, and (4) the deadline for shareholders to submit proposals to be raised at the 2009 annual meeting.
      Accordingly, Bankshares makes the following corrections to the accompanying proxy statement:
      (1) On page 1, the last sentence in the first paragraph under the heading “GENERAL” is hereby corrected to read: “The approximate mailing date of this proxy statement, accompanying notice, proxy card and annual report is May 30, 2008.”
      (2) On page 9, the last sentence in the fourth paragraph under the heading “Nominating Committee” is hereby corrected to read: “Any such shareholder nominations must be received by the Secretary at Bankshares’ principal office in Chantilly, Virginia on or before April 15, 2009.”
      (3) On page 27, the first paragraph under the heading “Shareholder Proposals for 2009 Annual Meeting” is hereby corrected to read: “If any shareholder intends to present a proposal for consideration at the 2009 Annual Meeting, notice of the proposal must be received by the Secretary, at Bankshares’ principal office in Chantilly, Virginia, on or before April 15, 2009. If any shareholder intends to present a proposal to be considered for inclusion in Bankshares’ proxy materials in connection with the 2009 Annual Meeting, the proposal must be in proper form and must be received by the Secretary, at Bankshares’ principal office in Chantilly, Virginia, on or before January 30, 2009.”
      (4) On page 28, the second paragraph under the heading “Shareholder Proposals for 2009 Annual Meeting” is hereby corrected to read: “The proxy solicited by the Board of Directors for the 2009 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if Bankshares has not received notice of such proposal by April 15, 2009, in writing delivered to the Secretary.”
      Your vote is important. Please review the enclosed proxy statement, as corrected by this supplement, and vote your shares promptly. If you choose to attend the Annual Meeting in person, you can revoke your proxy at any time before it is voted. If you are the beneficial owner of shares held in “street name” through a broker or other nominee, you should instruct your broker or nominee how to vote on your behalf, or, if you plan to attend the meeting and wish to vote in person, bring with you a proxy or letter from your broker or nominee to confirm your right to vote the shares. Your vote is important regardless of the number of shares you own!
      Thank you for your continued support of Alliance Bankshares Corporation.